Exhibit 77(q)

(e)(1)   First Amendment dated September 3, 2010 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Advisors, B.V. dated March 28, 2005 – Filed herein.

(e)(2)   Second Amendment dated November 18, 2010 to the Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Advisors, B.V. dated March 28, 2005 – Filed herein.